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                        OAKWOOD MORTGAGE INVESTORS, INC.

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


                         PNC BANK, NATIONAL ASSOCIATION
                                     TRUSTEE



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                               AMENDMENT NO. 1 TO

                 SERIES 1998-C POOLING AND SERVICING AGREEMENT

                          Dated as of November 16, 1998


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                        OAKWOOD MORTGAGE INVESTORS, INC.

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 1998-C

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        AMENDMENT NO. 1 (the "Amendment") dated as of November 16, 1998 to the
Series 1998-C Pooling and Servicing Agreement, dated as of August 1, 1998 (the "Series Agreement") among OAKWOOD MORTGAGE INVESTORS, INC., a North Carolina corporation (the "Company"), OAKWOOD ACCEPTANCE CORPORATION, North Carolina corporation, as servicer (the "Servicer"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (together with its successors in trust thereunder as provided therein, the "Trustee"). The Series Agreement, together with the Company's Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, as amended from time to time (the "Standard Terms") are referred to herein as the "Pooling and Servicing Agreement".

                              PRELIMINARY STATEMENT

        Section 11.01 of the Standard Terms provides, inter alia, that the Pooling and Servicing Agreement may be amended or supplemented from time to time by the Company, the Servicer, and the Trustee, without the consent of any of the Certificateholders (a) to cure any ambiguity herein, (b) to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (c) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any related REMIC as a REMIC under the Code at all times that any Certificates are outstanding or (d) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or matters arising with respect to the Trust that are not covered by the Pooling and Servicing Agreement; provided, that such action shall not affect adversely the interests of any Certificateholder, as evidenced by an opinion of counsel independent from the Company, the Servicer and the Trustee or a letter from each Rating Agency from whom the Company requested a rating of any of the related Certificates stating that such action will not result in a downgrading of the rating of any of the related Certificates rated by such Rating Agency at the request of the Company, as specified in section 11.01 of the Standard Terms.

        All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. All Article, Section or Subsection references herein shall mean Article, Section or Subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.

SECTION 1.     Amendment to Section 2.

        The following definitions found in Section 2 of the Series Agreement are amended to read as follows:

        The definition of "Class B-2 Floor Amount" is amended to read in its entirety as follows:

               "Class B-2 Floor Amount": With respect to any Distribution Date, either (a) 1.50% of the aggregate principal balance of the Pool Scheduled Principal Balance as of the Cut-off Date, if the Class A-1 ARM Certificate Principal Balance, the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-


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        1 Certificate Principal Balance have not been reduced to zero immediately prior to such Distribution Date, and (b) zero, if the Class A-1 ARM Certificate Principal Balance, the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero immediately prior to such Distribution Date.

        The definition of "Class B-2 Principal Distribution Amount" is amended so that the second sentence thereof will read in its entirety as follows:

        If the Class A-1 ARM Certificate Principal Balance, the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts otherwise allocable as Class B-2 Principal Distribution Amounts shall be allocated first to the Class B-1 Principal Distribution Amount, next to the Class M-2 Principal Distribution Amount, then to the Class M-1 Principal Distribution Amount, next to the Class A Principal Distribution Amount, and finally to the Class A-1 ARM Principal Distribution Amount to the extent that allocation of such amounts to the Class B-2 Principal Distribution Amount would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount.

SECTION 2.     Counterparts.

        This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 3.     Governing Law.

        THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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               IN WITNESS WHEREOF, Oakwood Mortgage Investors, Inc., Oakwood
Acceptance Corporation and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                          OAKWOOD MORTGAGE INVESTORS,
                                          INC.

                                          By: /s/ Douglas R. Muir
                                              --------------------------------
                                              Name:  Douglas R. Muir
                                              Title:  Vice President


                                          OAKWOOD ACCEPTANCE
                                          CORPORATION, as Servicer

                                          By: /s/ Douglas R. Muir
                                              --------------------------------
                                              Name:  Douglas R. Muir
                                              Title:   Vice President


                                          PNC BANK, NATIONAL ASSOCIATION
                                              as Trustee

                                          By: /s/ Judy A. Wisniewski
                                              --------------------------------
                                              Name:  Judy A. Wisniewski
                                              Title:  Assistant Vice President


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